EXHIBIT 99.1
Grant Park Fund Weekly Commentary
For the Week Ended December 31, 2010

             Current Month    Performance* (Subject to verification)                                                  Risk Metrics* (Jan 2006 – Dec 2010)
Class	Week ROR	MTD Dec 2010	YTD	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.8%	4.6%	4.5%	4.5%	4.4%	6.9%	6.3%	6.9%	12.8%	-16.5%	0.6%	0.9%
B**	0.8%	4.5%	3.8%	3.8%	3.6%	6.1%	N/A	6.1%	12.8%	-17.1%	0.5%	0.8%
Legacy 1***	0.8%	4.7%	6.1%	6.1%	N/A	N/A	N/A	1.4%	11.3%	-10.9%	0.2%	0.2%
Legacy 2***	0.8%	4.6%	5.7%	5.7%	N/A	N/A	N/A	1.1%	11.3%	-11.1%	0.2%	0.1%
Global 1***	0.5%	3.6%	2.9%	2.9%	N/A	N/A	N/A	-0.9%	10.7%	-13.3%	0.0%	-0.1%
Global 2***	0.5%	3.6%	2.6%	2.6%	N/A	N/A	N/A	-1.3%	10.7%	-13.5%	-0.1%	-0.2%
Global 3***	0.5%	3.4%	0.7%	0.7%	N/A	N/A	N/A	-3.1%	10.7%	-14.6%	-0.3%	-0.4%

S&P 500 Total Return Index****	0.1%	6.7%	15.1%	15.1%	-2.9%	2.3%	1.4%	2.3%	17.8%	-51.0%	0.2%	0.2%
Barclays Capital U.S. Long Gov Index****	1.8%	-3.7%	9.4%	9.4%	5.6%	5.7%	6.6%	5.7%	11.3%	-12.3%	0.6%	0.9%

*       Performance metrics are calculated using December 2010 month-to-date performance estimates.
**    Units began trading in August 2003.
***  Units began trading in April 2009.
****Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	20%	Long	Corn Sugar	3.8% 2.8%	Long Long	15%	Long	Corn Sugar	3.2% 2.4%	Long Long
Currencies	29%	Short $	Australian Dollars Japanese Yen	3.7% 3.2%	Long Long	35%	Short $	Japanese Yen Australian Dollars	5.7% 5.0%	Long Long
Energy	13%	Long	Crude Oil Brent Crude Oil	3.1% 2.6%	Long Long	15%	Long	Crude Oil Brent Crude Oil	4.6% 3.0%	Long Long
Equities	14%	Long	Dax Index S&P 500	2.1% 2.1%	Long Long	16%	Long	Dax Index FTSE Index	2.5% 1.5%	Long Long
Fixed Income	11%	Long	Euribor Bunds	1.9% 1.8%	Long Short	9%	Long	Schatz Euribor	1.7% 1.4%	Long Long
Metals	13%	Long	Gold Copper	4.1% 2.4%	Long Long	10%	Long	Gold Copper	2.3% 1.9%	Long Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Ag/Softs
Grains prices rose on supply concerns stemming from poor weather conditions in South America.  Sugar markets moved lower on the belief that the recent increase in sugar prices would hinder future demand.  In the livestock markets, live cattle prices rose on speculation recent declines in the U.S. dollar would aid meat exports.

Currencies
The U.S. dollar weakened against counterparts as strong housing, employment, and business activity data caused investors to invest in higher-yielding currencies outside the U.S.  Elevated risk-appetite among investors benefitted the Australian and New Zealand dollars, which rose in excess of 2% and 4%, respectively.  The Swiss franc also strengthened against counterparts, driven higher by investors attempting to hedge euro-based positions amidst a shaky outlook for the Eurozone economy.

Energy
Natural gas markets moved sharply higher because of forecasts for abnormally cold weather in the U.S.  Expectations that U.S. natural gas inventories would decline in 2011 also played a role in moving prices higher.

Equities
Japanese equity markets generally declined on the belief a stronger Japanese yen would weaken forecasts for the Japanese export sector.  European equity prices fell because of ongoing uncertainty among investors regarding the financial stability of smaller European nations.

Fixed Income
U.S. Treasury markets rallied as declines in the global equity markets and better-than-expected results from recent Treasury auctions fostered demand.  German bunds also advanced following reports that French third-quarter GDP data was revised lower.

Metals
Precious metals markets moved higher as a U.S. dollar weakness fostered demand.  In the base metals markets, copper prices rallied after the release of reports showed a decline in Chinese copper stockpiles. Copper’s rally was further supported by supply concerns stemming from a production disruption at one of Chile’s key copper mines.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.